UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2022

Laird Superfood, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-39537	81-1589788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 W. Lundgren Mill Drive, Sisters, Oregon	97759
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 670-6796

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock	LSF	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 13, 2022, Valerie Ells notified Laird Superfood, Inc. (the “Company”) of her resignation as Chief Financial Officer of the Company, effective June 30, 2022. In connection with Ms. Ells’ resignation, Ms. Ells and the Company entered into an independent contractor agreement on May 17, 2022 pursuant to which Ms. Ells will provide consulting services to the Company as needed and directed effective from the time of her resignation through August 31, 2022. The foregoing description of the independent contractor agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

On May 17, 2022, the Company’s Board of Directors (the “Board”) appointed Anna Kochetova Hamill as the Company’s interim Chief Financial Officer, effective July 1, 2022.

Ms. Hamill, 48, possesses more than 20 years of strategic finance experience in both public consumer packaged goods and private equity backed emerging companies in the natural foods and beverages space. Ms. Hamill joined the Company as Vice President, Financial Planning and Analysis in April 2022 from Little Secrets Chocolate, where she served as chief financial officer from September 2018. Previously, Ms. Hamill served as director, financial planning and analysis at Renewable Energy Systems Americas from March 2018 through September 2018, as the senior director of finance, premium yogurt at Danone North America from May 2017 through March 2018, and as senior director of finance, plant based beverage and food and various other finance positions at WhiteWave Foods from March 2003 through March 2018. Ms. Hamill holds an MBA with a finance concentration from Leeds School of Business at the University of Colorado and a Bachelor of Arts from Saint-Petersburg State University of Engineering and Economics.

In connection with Ms. Hamill’s appointment as interim Chief Financial Officer, the Company agreed to pay to Ms. Hamill a $25,000 bonus promptly following each of September 30, 2022 and December 31, 2022, contingent in each case upon Ms. Hamill’s continued employment at the Company in the capacity of interim Chief Financial Officer. All other terms of Ms. Hamill’s employment will remain the same.

There are no family relationships between Ms. Hamill and any director or executive officer of the Company. There are no transactions between Ms. Hamill and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On May 18, 2022, the Company issued a press release announcing the resignation of Ms. Ells as Chief Financial Officer and the appointment of Ms. Hamill as interim Chief Financial Officer. The press release is being furnished as Exhibit 99.1 hereto and is incorporated by reference herein.

The information contained in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any filings under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Independent Contractor Agreement between the Company and Valerie Ells, dated May 17, 2022.

99.1	Press release dated May 18, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 18, 2022	Laird Superfood, Inc.

	By:	/s/ Jason Vieth
	Name:	Jason Vieth
	Title:	President and Chief Executive Officer